                                 EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 11, 2000, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Community Trust Financial Services Corporation on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community Trust Financial Services Corporation on Form S-3.


                                       /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
April 21, 2000